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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2003

Pharmacopeia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
CN 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(609) 453-3600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        Pharmacopeia, Inc. announced on December 18, 2003 that its Board of Directors has approved a plan to separate its drug discovery and software businesses into two independent, publicly traded companies through the spin-off to its stockholders of the drug discovery unit. A press release concerning the spin-off is attached to this Report as Exhibit 99.1.

Item 7(c). Exhibits.

99.1
Press Release of Pharmacopeia, Inc., dated December 18, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHARMACOPEIA, INC.
By:	/s/ JOHN J. HANLON John J. Hanlon, Chief Financial Officer

Dated: December 19, 2003

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SIGNATURE